Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement of our report dated December 8, 2014, relating to the consolidated financial statements of Bridgehouse Marine Limited appearing in the Form 8-K/A of HC2 Holdings, Inc. dated December 8, 2014.

/s/ BDO LLP
London, United Kingdom
June 19, 2017